UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2007
MAKEMUSIC, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-26192 (Commission File Number)	41-1716250 (IRS Employer Identification No.)
7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848
(Address of Principal Executive Offices) (Zip Code)
(952) 937-9611
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 15, 2007, the Board of Directors of MakeMusic, Inc. accepted the resignation of John Whisnant as a director and as Chairman of the Audit Committee and a member of the Governance Committee.
     On March 15, 2007, the MakeMusic Board of Directors elected Keith Fenhaus as a director to fill the vacancy created by Mr. Whisnant’s departure. Mr. Fenhaus was also appointed as the Audit Committee Chairman and as a member of the Governance Committee. Mr. Fenhaus will be compensated for his services on the Board according to the MakeMusic, Inc. Board Compensation Plan adopted on February 15, 2007. Since 2002, Mr. Fenhaus has been president of Hallmark Insights, a wholly-owned subsidiary of Hallmark Cards, specializing in business incentive solutions. Mr. Fenhaus has previously served Hallmark Insights, where he has been employed since 1992, as executive vice president and chief financial officer. Prior to joining Hallmark Insights, Mr. Fenhaus was the chief financial officer and chief operating officer of Sheffert & Wein. His previous positions included senior vice president, finance, community financial services at First Bank (now US Bank), and vice president and controller at Norwest Mortgage (now Wells Fargo Home Mortgage).
     Mr. Fenhaus was not elected to the MakeMusic Board pursuant to any arrangement or understanding between either of them and any other person. There is not currently, nor has there been since the beginning of our last fiscal year, any transaction with MakeMusic in which either Mr. Fenhaus has or had a direct or indirect material interest.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 16, 2007

MAKEMUSIC, INC.
By:	/s/ Karen VanDerBosch
Karen VanDerBosch
Chief Financial Officer

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